SCHEDULE 14C INFORMATION
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

HELIX TCS, INC.

(Name of Registrant As Specified In Charter)

______________________________

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HELIX TCS, INC.
5300 DTC Parkway, Suite 300
Greenwood Village, CO 80111

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Greenwood Village, CO
August 7, 2017

This Information Statement is being made available to the holders of record of the outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), Series A Preferred Convertible Super Majority Voting Stock, $0.001 par value per share (the “Series A Preferred Stock”) and Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) of Helix TCS, Inc. a Delaware corporation (the “Company”), as of the close of business on July 25, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to advise stockholders of the Company of action taken on May 17, 2017, by written consent of Helix Opportunities, LLC (the “Majority Stockholder”). The Majority Stockholder is a privately owned company of which Zachary Venegas, our Chief Executive Officer and member of our Board of Directors, is the managing member and owns 50% and Scott Ogur, a director, owns 50%. The Series A Preferred Stock is equivalent to 17,186,713 shares of common stock on an as converted basis as of July 25, 2017. The Series A Preferred Stock has voting rights equivalent to 60% of the outstanding Common Stock as of the Record Date or a total aggregate number of votes equal to 17,186,713. As of the Record Date, the Majority Stockholder’s holdings represented approximately 87% of the outstanding shares of our voting stock, including Series A Preferred Stock on as converted basis and other Common Stock holdings.

On May 17, 2017, the Company entered into that certain Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, the Majority Stockholder, and RSF4, LLC, a Delaware limited liability company (the “Purchaser” or “Investor”). Pursuant to the Purchase Agreement, the Company sold to the Purchaser an aggregate of 7,318,084 shares of the Company Series B Preferred Stock for the following consideration (i) the conversion of an outstanding note in the principal aggregate amount of $500,000 issued by the Company in favor of an affiliate of Purchaser into 1,540,649 shares of Series B Preferred Stock and (ii) $1,875,000 in cash for the issuance of 5,777,435 shares of the Company Series B Preferred Stock. In accordance with the terms of the Purchase Agreement, the Company, the Majority Stockholder, and the Investor also entered into (i) an Investors Rights Agreement (the “Investors Rights Agreement”), (ii) a Right of First Refusal and Co- Sale Agreement (the “ROFR Agreement”), and (iii) a Voting Agreement (the “Voting Agreement” together with the Purchase Agreement, Investor Rights Agreement and ROFR Agreement the “Transaction Documents”). Pursuant to the terms of the Transaction Documents the Company and the Majority Stockholder covenanted to effectuate the amendment and restatement of the Certificates of Designations of Rights and Privileges of the Company’s Series A Preferred Stock and to designate the new terms, rights, preferences, privileges, qualifications, limitations and restrictions of the Company’s Series A Preferred Stock (the “Amended and Restated Series A Preferred Certificate of Designations”) in the form attached hereto on Appendix A to be filed with the Secretary of State of the State of Delaware (the “Corporate Action”).

The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and Section 204 of the DGCL.

The Board is not soliciting your consent or your proxy in connection with the Corporate Action, and no consents or proxies are being requested from stockholders.

Under Rule 14c-2 of the Exchange Act, the actions taken by the Majority Stockholder will not be effective until 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

The Amended and Restated Series A Preferred Certificate of Designations will not be effective until the Company files the Amended and Restated Series A Preferred Certificate of Designations with the Delaware Secretary of State, which will not occur until at least 20 days after notice of such action is received by the shareholders (the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Action in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the DGCL, our Certificate of Incorporation and Bylaws. Accordingly, the Corporate Action will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is July 25, 2017. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders. This Information Statement will be mailed on August 7, 2017 to stockholders of record on July 25, 2017.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders of the Corporate Action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By order of the Board of Directors

/s/ Zachary L. Venegas
Zachary L. Venegas
Chief Executive Officer and Director
August 7, 2017

HELIX TCS, INC.
5300 DTC Parkway, Suite 300
Greenwood Village, CO 80111

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

Helix TCS, Inc. (“Helix,” “the Company,” “we” or “us”) is a Delaware corporation with its principal executive offices located at 5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111. The Company’s telephone number is (720) 328-5372. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board”) to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on May 17, 2017, and will be effective on a date that is at least 20 days after the mailing of this Information Statement (the “Effective Date”).

GENERAL DESCRIPTION OF THE CORPORATE ACTION

On May 17, 2017, the Company entered into that certain Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, the Helix Opportunities, LLC (the “Majority Stockholder”), and RSF4, LLC, a Delaware limited liability company (the “Purchaser” or “Investor”). Pursuant to the Purchase Agreement, the Company sold to the Purchaser an aggregate of 7,318,084 shares of the Company Series B Preferred Stock (“Series B Preferred Stock) for the following consideration (i) the conversion of an outstanding note in the principal aggregate amount of $500,000 issued by the Company in favor of an affiliate of Purchaser into 1,540,649 shares of Series B Preferred Stock and (ii) $1,875,000 in cash for the issuance of 5,777,435 shares of the Company Series B Preferred Stock. In accordance with the terms of the Purchase Agreement, the Company, the Majority Stockholder, and the Investor also entered into (i) an Investors Rights Agreement (the “Investors Rights Agreement”), (ii) a Right of First Refusal and Co- Sale Agreement (the “ROFR Agreement”), and (iii) a Voting Agreement (the “Voting Agreement” together with the Purchase Agreement, Investor Rights Agreement and ROFR Agreement the “Transaction Documents”). Pursuant to the terms of the Transaction Documents the Company and the Majority Stockholder covenanted to effectuate the amendment and restatement of the Certificates of Designations of Rights and Privileges of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and to designate the new terms, rights, preferences, privileges, qualifications, limitations and restrictions of the Company’s Series A Preferred Stock (the “Amended and Restated Series A Preferred Certificate of Designations”) in the form attached hereto on Appendix A to be filed with the Secretary of State of the State of Delaware.

On May 17, 2017, the Board submitted to Majority Stockholder for ratification and approval by consent in lieu of meeting and the Majority Stockholder has ratified and approved the terms and conditions and the filing of the Amended and Restated Series A Preferred Certificate of Designations with the Secretary of State of the State of Delaware on the Effective date or thereafter as practicable (the “Corporate Action”).

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders. The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and Section 204 of the DGCL.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on July 25, 2017, the record date of the transaction (the “Record Date”), taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Action as outlined in this Information Statement, which action will be effective on a date that is at least 20 days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power have voted in favor of the Corporate Action. Under the DGCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 28,644,522 shares of Common Stock, 1,000,000 Series A Preferred Stock and 7,318,084 shares of Series B Preferred Stock. The Series A Preferred Stock is equivalent to 60% of the outstanding voting capital of the Company on the day of such conversion or approximately 17,186,713 shares of Common Stock on an as converted basis as of the Record Date. Each share of Series A Preferred Stock has voting rights equivalent to one share of Common Stock. Each shares of Series B Preferred Stock is equivalent to one share of Common Stock on an as converted basis and is entitled to cast one vote on matters submitted to the holders of Common Stock.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of effectuating the amendment and restatement of the Certificates of Designations of Rights and Privileges of the Company’s Series A Preferred Stock and to designate the new terms, rights, preferences, privileges, qualifications, limitations and restrictions of the Company’s Series A Preferred Stock (the “Amended and Restated Series A Preferred Certificate of Designations”) in the form attached hereto on Appendix A to be filed with the Secretary of State of the State of Delaware upon the Effective Date.

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Action.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of this information statement.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 220,000,000 shares of capital stock, 200,000,000 of which are authorized as common stock, par value $0.001 per share (the “Common Stock”), and 20,000,000 authorized shares of Preferred Stock. As of the Record Date, 28,644,522, 1,000,000 and 7,318,084 shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock were issued and outstanding, respectively.

Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders. The Series A Preferred Stock is equivalent to 60% of the outstanding voting capital of the Company on the day of such conversion or approximately 17,186,713 shares of Common Stock on an as converted basis as of the Record Date. Each share of Series A Preferred Stock has voting rights equivalent to one share of Common Stock. Each shares of Series B Preferred Stock is equivalent to one share of Common Stock on an as converted basis and is entitled to cast one vote on matters submitted to the holders of Common Stock.

The following shareholders voted in favor of the Corporate Action:

Name	Common Shares Beneficially Held	Series A Preferred Stock Held		Series A Preferred Common Voting Equity Equivalent	Series B Preferred Stock Held[3]	Series B Preferred Common Voting Equity Equivalent	Percentage of Voting Equity[4]
Helix Opportunities, LLC[1]	22,711,000	1,000,000	[2]	17,186,713	—	—	75.07%
RSF4, LLC					7,318,084	7,318,084	13.77%

____________

(1)      Helix Opportunities, LLC is a Delaware limited liability company 50% owned by our Chief Executive Officer and Director Zachary Venegas and 50% by our director, Scott Ogur.

(2)      Such shares represent 100% of the issued and outstanding Series A Preferred Stock.

(3)      RSF4, LLC, a Delaware limited liability company is solely managed by Rose Capital Fund I GP, LLC, a Delaware limited liability company (the “Rose GP”), and Rose GP has the sole power to vote or cause the Company’s shares to be sold. Rose GP is owned 50% by Andrew Schweibold and 50% by Jonathan Rosenthal. As a result of the foregoing, Rose GP, Schweibold and Rosenthal may deemed to be beneficial owners of such shares.

(4)      Based on total voting equity of 53,149,319 comprised of 28,644,522 shares of Common Stock issued and outstanding as of the Record Date, voting rights equal to 17,186,713 shares of Common Stock held by the Series A Preferred holders and voting rights equal to 7,318,084 shares of Common Stock held by the Series B Preferred holders.

The enclosed Information Statement shall be considered the notice required under Section 228(e) of the DGCL and Section 204 of the DGCL.

The Corporate Action will not be effective until the Company files the Amended and Restated Series A Preferred Certificate of Designations with the Delaware Secretary of State (which will not occur until 20 days after the mailing of this notice). No further action on the part of stockholders is required to authorize or effect the Amended and Restated Series A Preferred Certificate of Designations.

NO APPRAISAL RIGHTS

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Corporate Action, and we will not provide our stockholders with such rights.

GENERAL INFORMATION

Helix will deliver only one Information Statement to multiple security holders sharing an address unless Helix has received contrary instructions from one or more of the security holders. Upon written or oral request, Helix will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 25, 2017 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of July 25, 2017. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of July 25, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o Helix TCS, Inc., 5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111.

The following table assumes 28,644,522 shares are outstanding as of July 25, 2017.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Ownership of Common Stock	Number of Shares of Series A Preferred Stock Beneficially Owned(3)	Percentage Ownership of Series A Preferred Stock(3)	Number of Shares of Series B Preferred Stock Beneficially Owned	Percentage Ownership of Series B Preferred Stock
5% Beneficial Shareholders
RSF4, LLC(4)	—	0.0%	—	0.0%	7,318,084	100.0%
Officers and Directors
Zachary Venegas(1)(3)	22,711,000	79.3%	1,000,000	100.0%	—	0.0%
Scott Ogur(1)(3)	22,711,000	79.3%	1,000,000	100.0%	—	0.0%
Paul Hodges(2)	1,013,533	3.5%
Officers and Directors as a Group (3 persons)	23,724,533	82.8%

____________

(1)      Mr. Venegas and Mr. Ogur each own 50% of Helix Opportunities, LLC.

(2)      Consists of 960,000 shares of Common Stock. Mr. Hodges is also the holder of an Unsecured Convertible Promissory Note which is convertible and into approximately 53,533 as of July 3, 2017.

(3)      Mr. Venegas and Mr. Ogur each own 50% of Helix Opportunities, LLC, which holds all 1,000,000 shares of the Company’s issued and outstanding Series A Preferred Stock. The Series A Preferred Stock is equivalent to 60% of the outstanding voting capital of the Company on the day of such conversion or approximately 17,186,713 shares of Common Stock on an as converted basis as of June 18, 2017.

(4)      RSF4, LLC, a Delaware limited liability company is solely managed by Rose Capital Fund I GP, LLC, a Delaware limited liability company (the “Rose GP”), and Rose GP has the sole power to vote or cause the Company’s shares to be sold. Rose GP is owned 50% by Andrew Schweibold and 50% by Jonathan Rosenthal. As a result of the foregoing, Rose GP, Schweibold and Rosenthal may deemed to be beneficial owners of such shares.

CORPORATE ACTION
FILING OF THE AMENDED AND RESTATED SERIES A PREFERRED
CERTIFICATE OF DESIGNATIONS

On May 17, 2017, the Board submitted to the Majority Stockholder for ratification and approval by consent in lieu of meeting and the Majority Stockholder has ratified and approved the terms and conditions and the filing of the Amended and Restated Series A Preferred Certificate of Designations with the Secretary of State of the State of Delaware on the Effective date or thereafter as practicable.

Reasons for the adoption and filing of the Amended and Restated Series A Preferred Certificate of Designations

On May 17, 2017, the Company entered into the Purchase Agreement by and among the Company, the Majority Stockholder, and Purchaser. In accordance with the terms of the Purchase Agreement, the Company, the Majority Stockholder, and the Investor also entered into (i) an Investors Rights Agreement (the “Investors Rights Agreement”), (ii) a Right of First Refusal and Co- Sale Agreement (the “ROFR Agreement”), and (iii) a Voting Agreement (the “Voting Agreement” together with the Purchase Agreement, Investor Rights Agreement and ROFR Agreement the “Transaction Documents”).

Pursuant to the terms of the Transaction Documents the Company and the Majority Stockholder covenanted to effectuate the amendment and restatement of the Certificates of Designations of Rights and Privileges of the Company’s Series A Preferred Stock and to designate the new terms, rights, preferences, privileges, qualifications, limitations and restrictions of the Company’s Series A Preferred Stock (the “Amended and Restated Series A Preferred Certificate of Designations”) in the form attached hereto on Appendix A to be filed with the Secretary of State of the State of Delaware. Without agreeing to amend and restate the Company’s Series A Preferred, the Company would not have been able to induce the Purchaser to invest in the Company.

Effect of Amended and Restated Series A Preferred Certificate of Designations

Among other things, the current Series A Preferred allows the holder to convert such Series A Preferred into the equivalent of 60% of the issued and outstanding Common Stock on the date of such conversion. The Amended and Restated Series A Preferred Certificate of Designations will effectively mirror the Series B Preferred, such that the amended and restated Series A Preferred is convertible into the Company’s Common Stock at an effective initial conversion ratio equal to 1:1, subject to adjustment.

Effectively, the amendment of the Series A Preferred eliminates the ability of the holder to maintain voting control of the Company. The amended and restated Series A Preferred will be convertible into 1,000,000 shares, subject to adjustment, as opposed to the current conversion of 17,186,713 shares as of the Record Date, which significantly reduces dilution to common stock holders of the Company.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Zachary Venegas, our Chief Executive Officer and Director, and Scott Ogur our director, each own 50% of Helix Opportunities, LLC (the “Majority Stockholder”) which owns 100% of the issued and outstanding Series A Preferred which is being amended by the Corporate Action contemplated herein. Other than foregoing, no officer or director has any substantial interest in the matters acted upon by our Board of Directors and the Majority Stockholder, other than in their roles as an officer or director or Majority Shareholder.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of Information Statement, to the Company at Corporate Secretary,

If multiple stockholders sharing an address have received one copy of the Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By order of the Board of Directors

/s/ Zachary L. Venegas
Zachary L. Venegas
Chief Executive Officer and Director
August 7, 2017

Appendix A

AMENDED AND RESTATED

SERIES A CERTIFICATE OF DESIGNATIONS

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

CLASS A PREFERRED CONVERTIBLE SUPER MAJORITY VOTING STOCK,

$.001 PAR VALUE PER SHARE

Helix TCS, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board”) on May 17, 2017 in accordance with the provisions of its Certificate of Incorporation (as amended and may be amended from time to time, the “Certificate of Incorporation”) and by-laws. The authorized series of the Company’s previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

WHEREAS, on December 28, 2015, the Board established a series of Class A Preferred Convertible Super Majority Voting Stock (the “Original Series A Preferred”);

WHEREAS, the Board, after receiving unanimous written consent of the Original Series A Preferred now wishes to amend and restate the Original Series A Preferred pursuant to the terms and conditions herein;

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended, and by-laws of the Company, the Board hereby authorizes the amended and restated terms and conditions of the Original Series A Preferred, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.        NAME OF THE CORPORATION

The name of the Company is Helix TCS, Inc.

II.       DESIGNATION AND AMOUNT; DIVIDENDS

A.      Designation. The designation of said series of preferred stock shall be Series A Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”).

B.      Number of Shares. The number of shares of Series A Preferred Stock authorized shall be one million (1,000,000) shares.

C.      Dividends. The Series A Preferred Stock shall bear no dividends, except that if the Board shall declare a dividend payable upon the then-outstanding shares of the Company’s common stock (the “Common Stock”), the Board shall declare at the same time a dividend upon the then-outstanding shares of the Series A Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of the Series A Preferred Stock as would have been payable on the largest number of whole shares of the Common Stock into which each share of the Series A Preferred Stock held by each holder thereof would be entitled to if such shares of the Series A Preferred Stock had been converted to the Common Stock pursuant to the provisions of Article VI hereof as of the record date for the determination of holders of the Common Stock entitled to receive such dividends.

III.     LIQUIDATION RIGHTS.

A.      Preferential Payments to the Holders of the Series A Preferred Stock. In the event of any Deemed Liquidation Event (as defined in Article III Subsection C hereof), voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders pari passu with the holders of the Company’s Series B Preferred Stock, before any payment shall be made to the holders of the Common Stock, by reason of their ownership thereof, an amount per share equal to $0.3253815 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Effective Time, the “Preferred Stock Original Issue Price”), plus any dividends declared but unpaid thereon (the “Preferred Stock Liquidation Preference”). If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Company’s Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled under this Article III Subsection A, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

B.      Distribution of Remaining Assets. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of the Preferred Stock Liquidation Preference, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of the Common Stock and the Company’s Series A Preferred and Series B Preferred Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such shares of the Company’s Series A Preferred Stock and Series B Preferred Stock as if they had been converted to the Common Stock pursuant to the terms of this Certificate of Designations or the applicable governing certificate of designations immediately prior to such dissolution, liquidation or winding up of the Company. The aggregate per share amount which a holder of a share of the Series A Preferred Stock is entitled to receive under Article III Subsection A and B is hereinafter referred to as the “Series A Liquidation Amount”.

C.      Deemed Liquidation Events.

i.        Definition. Each of the following events shall be considered a “Deemed Liquidation Event”, unless the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a single class, elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such event:

A)      a merger or consolidation in which

(1)      the Company is a constituent party, or

(2)      a subsidiary of the Company is a constituent party, and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

B)      the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company, of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company; or

C)      any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the he Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than Helix Opportunities LLC or any of its affiliates), becomes after the date hereof the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act (provided that a person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, fifty percent (50%) or more of voting stock of the Company; or

D)      any voluntary or involuntary liquidation, dissolution or winding up of the Company.

ii.       Effecting a Deemed Liquidation Event.

A)      The Company shall not have the power to effect a Deemed Liquidation Event referred to in Article III Subsection C(i)(A)(1) above unless the definitive agreement for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Company shall be allocated among the holders of capital stock of the Company in accordance with Article III Subsections A and B, above.

B)      In the event of a Deemed Liquidation Event referred to in Article III Subsection C(i)(A)(2) and (C)(i)(B) above, if the Company does not effect a dissolution of the Company under the DGCL within ninety (90) days after such Deemed Liquidation Event, then (1) the Company shall send a written notice to each holder of the Series A Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (2) to require the redemption of such shares of the Series A Preferred Stock, and (2) if the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Company not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of the Company) together with any other assets of the Company available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of the Series A Preferred at a per share price equal to the Series A Liquidation Amount.

C)      Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding clause, if the Available Proceeds are not sufficient to redeem all outstanding shares of the Series A Preferred Stock, or if the Company does not have sufficient lawfully available funds to effect such redemption, the Company shall use such Available Proceeds to redeem the Series A Preferred Stock, pro rata based on the number of shares held by each holder, to the fullest extent of such Available Proceeds or such lawfully available funds. The Company shall then redeem any remaining shares of the Common Stock as soon as practicable after the Company has funds legally available therefor. Prior to the distribution or redemption provided for in this Article III Subsection C(ii)(C), the Company shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

iii)      Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Article III is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

A)      For securities not subject to investment letters or other similar restrictions on free marketability,

(1)      if traded on a nationally registered stock exchange owned or operated by the NYSE (New York Stock Exchange) or NASDAQ stock market (each, an “Approved Stock Exchange”), the value shall be deemed to be the average of the closing prices of the securities on such Approved Stock Exchange over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction; or

(2)      if the securities are not traded on an Approved Stock Exchange, the value shall be the fair market value thereof, as determined by the Board acting in good faith. In any such case, the Board shall notify each holder of shares of the Series A Preferred Stock of its determination of the fair market value or allocation, as the case may be, of such consideration prior to payment or accepting receipt thereof. If, within ten (10) business days after receipt of such notice, the holders of not less than a majority of the shares of Series A Preferred Stock then outstanding shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration or allocation, as the case may be, shall be made by a nationally recognized independent investment banking firm acceptable to the Company and the holders of at least a majority of the shares of Series A Preferred Stock then outstanding. If the parties are unable to agree on such an investment banking firm, one shall be chosen by two nationally recognized independent investment banking firms, one of which shall be designated by the Company and one of which shall be designated by the holders of at least a majority of the shares of Series A Preferred Stock then outstanding. The Company shall bear the entire cost of the fees and expenses borne by the parties in such determination of such fair market value.

B)      The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as mutually determined by the Board and holders of at least a majority of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock) from the market value as determined pursuant to Article III Subsection A(2) above so as to reflect the approximate fair market value thereof.

iv)      Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to the Article III Subsection C(i)(A)(1) above, if any portion of the consideration payable to the stockholders of the Company is placed into escrow and/or is payable to the stockholders of the Company subject to contingencies (the “Additional

Consideration”), the Merger Agreement shall provide that (1) the portion of such consideration that is not Additional Consideration (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with the Article III Subsections A and B above, as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (2) any additional consideration which becomes payable to the stockholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Company in accordance with the Article III Subsection A and B above after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article III Subsection C(iv), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

IV.     RANK

All shares of the Series A Preferred shall rank (i) pari passu to the Company’s Series A Preferred Stock (ii) senior to the Company’s Common Stock, (iii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

V.      VOTING RIGHTS

A.      General Rights. Except as otherwise provided herein or in the Company’s bylaws, the Series A Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the certificate of incorporation of the Company to increase the number of authorized shares of the Common Stock. Each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of the Common Stock into which such shares of the Series A Preferred Stock are then convertible pursuant Article VI hereof.

B.      Separate Vote of the Series A Preferred Stock. For so long as any the shares of the Series A Preferred Stock remain outstanding, in addition to any other vote or consent required by the Company’s Certificate of Incorporation or bylaws, the vote or written consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting or consenting together as a separate class, shall be necessary for authorizing, effecting or validating the following actions:

i)        amending, waiving, altering or repealing any provisions of the Certificate of Incorporation or bylaws of the Company if such action would materially adversely alter the rights, preferences or privileges provided for the benefit of the Series A Preferred Stock (it being understood that the creation of a new class of Preferred Stock on parity with or senior to the Series A Preferred Stock would not be deemed to materially adversely alter the rights, preferences or privileges provided for the benefit of the Series A Preferred Stock);

ii)       increasing the authorized number of shares of Series A Preferred Stock;

iii)      reclassifying, altering or amending any existing security of the Company that is junior to or pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends, if such reclassification, alteration or amendment would render such other security on parity with (if previously junior to) or senior to the Series A Preferred Stock; or

iv)      entering into an agreement to do any of the foregoing.

C.      Election of Board of Directors. The number of directors that constitute the whole Board shall be fixed by the Board in the manner provided in the Company’s bylaws but, at all times after June [•], 2017 (the “Original Issue Date”), shall consist of no less than two (2) and no more than ten (10) directors, elected as follows:

i)        The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board (the “Series A Director”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; for the avoidance of doubt, at no time shall there be more than one Series A Director serving on the Board.

ii)       In addition to the Series A Director, the holders of the Common Stock, Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class on an as if converted basis, shall be entitled to elect the remaining members of the Board, one of whom shall be the Company’s chief executive officer, at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

iii)      This Article V shall have no further force or effect upon the occurrence of a Qualified Initial Public Offering (as hereinafter defined).

D.      Amendment of this Certificate of Designations. This Certificate of Designations may be amended, restated or otherwise altered by the vote or written consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock along with the vote or written consent of a majority of the members of the Board. Such amendment or restatement, does not require a vote of the holders of Common Stock.

VI.     CONVERSION RIGHTS

At any time on or after June [•], 2017, the holders of the Series A Preferred Stock shall have the following rights with respect to conversion into shares of the Common Stock (the “Conversion Rights”):

A.      Optional Conversion. At any time on or after June [•], 2017 each share of the Series A Preferred Stock may, at the option of the holder thereof, be converted by the holder thereof at any time into fully-paid and nonassessable shares of the Common Stock. The number of shares of the Common Stock to which a holder of the Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Preferred Conversion Rate, defined below, then in effect by the number of shares of the Series A Preferred Stock being converted.

B.      Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the “Preferred Conversion Rate”) shall be the quotient obtained by dividing the Preferred Stock Original Issue Price by the Preferred Stock Conversion Price, defined below, calculated as provided in Article VI Subsection C below.

C.      Conversion Price. The conversion price for the Series A Preferred Stock (the “Preferred Stock Conversion Price”) shall initially be the Preferred Stock Original Issue Price. The Preferred Stock Conversion Price shall be adjusted from time to time in accordance with Article VI. All references to the Preferred Stock Conversion Price herein shall mean the Preferred Stock Conversion Price as adjusted.

D.      Mechanics of Conversion. Each holder of the Series A Preferred Stock who desires to convert the same into shares of the Common Stock pursuant to this Article VI shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Series A Preferred Stock being converted. Thereupon, the Company shall promptly (but in no event more than five (5) business days after delivery of the notice required by the first sentence of this Article VI Subsection D) issue and deliver at such office to such holder a certificate or certificates for the number of shares of the Common Stock to which such holder is entitled (fractional shares due to the holder of the Series A Preferred Stock will be rounded to the next highest whole number) and shall promptly pay any declared and unpaid dividends on the shares of such Series A Preferred Stock being converted, if any. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of the Series A Preferred Stock to be converted, and the person entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of the Common Stock on such date.

E.      Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Original Issue Date, the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, the Preferred Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date, the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock, the Preferred Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Article VI Subsection E shall become effective at the close of business on the date the subdivision or combination becomes effective.

F.       Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date, the Company pays a dividend or other distribution on the Common Stock in additional shares of the Common Stock, the Preferred Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance, as provided below:

i)        The Preferred Stock Conversion Price shall be adjusted by multiplying such Preferred Stock Conversion Price then in effect by a fraction:

A)      the numerator of which is the total number of shares of the Common Stock issued and outstanding immediately prior to the time of such issuance, and

B)      the denominator of which is the total number of shares of the Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of the Common Stock issuable in payment of such dividend or distribution.

ii)       If the Company fixes a record date to determine which holders of the Common Stock are entitled to receive such dividend or other distribution, the Preferred Stock Conversion Price shall be fixed as of the close of business on such record date and the number of shares of the Common Stock shall be calculated immediately prior to the close of business on such record date.

iii)      If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Preferred Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Preferred Stock Conversion Price shall be adjusted pursuant to this Article VI Subsection F to reflect the actual payment of such dividend or distribution.

G.      Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time on or after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Deemed Liquidation Event or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article VI), in any such event, each holder of the Series A Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of the Common Stock into which such shares of the Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other stock, securities or property by the terms thereof.

H.      Reorganizations, Mergers or Consolidations. If at any time or from time to time on or after the Original Issue Date, there is a capital reorganization of the Common Stock or a merger or consolidation of the Company with or into another corporation or another entity or person (other than a Deemed Liquidation Event or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Article VI, as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of the Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock, securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article VI Subsection H with respect to the rights of the holders of the Series A Preferred Stock after the capital reorganization, merger or consolidation to the end that the provisions of this Article VI Subsection H (including adjustment of the Preferred Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

I.        Sale of Shares Below Preferred Stock Conversion Price.

i)        If at any time or from time to time after the Original Issue Date the Company issues or sells or is deemed by the express provisions of this Article VI Subsection I(i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on the Common Stock in Additional Shares of the Common Stock, as provided in Article VI Subsection F above, and other than a subdivision or combination of shares of the Common Stock (as provided in Article VI Subsection E above), for an Effective Price (as hereinafter defined) less than the then-effective Preferred Stock Conversion Price, the then-Preferred Stock

Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Preferred Stock Conversion Price in effect immediately prior to such issuance or sale by a fraction:

A)      the numerator of which shall be (i) the number of shares of the Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (ii) the number of shares of the Common Stock which the Aggregate Consideration (as hereinafter defined) received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the then-effective Preferred Stock Conversion Price, and

B)      the denominator of which shall be (i) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (ii) the total number of Additional Shares of Common Stock so issued or deemed to be issued.

For purposes of the foregoing sentence “Common Stock Deemed Outstanding” means, as of any given date, the sum of (A) the number of shares of the Common Stock outstanding, (B) the number of shares of the Common Stock into which the then-outstanding shares of the Series A Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of the Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

Notwithstanding the provisions of this Article VI Subsection I, no adjustment to the Preferred Stock Conversion Price shall be made pursuant to this Article VI Subsection I if, on or before the date of an issuance or sale, or deemed issuance or sale, of Additional Shares of Common Stock for an Effective Price less than the Preferred Stock Conversion Price then in effect, the holders of at least fifty percent (50%) of the Series A Preferred Stock, voting as a class, waives the application of this Article VI Subsection I to the Preferred Stock Conversion Price in connection with any such issuance or sale or deemed issuance or sale.

ii)       No adjustment shall be made to the Preferred Stock Conversion Price under this Article VI Subsection I in an amount less than one cent ($0.01) per share. Any adjustment otherwise required by this Article VI Subsection I that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Preferred Stock Conversion Price.

iii)      For the purpose of the adjustment required under this Article VI Subsection I, if (1) the Company issues or sells (x) Convertible Securities (as defined below) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities (excluding rights, options or Convertible Securities that are Exempted Securities (as defined below)), and (2) the Effective Price (as defined below) of such Convertible Securities or rights or options for the purchase of Additional Shares of Common Stock is less than the Preferred Stock Conversion Price, in each case, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

A)      in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

B)      in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

C)      If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided, however, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

D)      No further adjustment of the Preferred Stock Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Preferred Stock Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Preferred Stock Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of any shares of the Preferred.

E)      No readjustment pursuant to Article VI Subsection I(iii)(C) and Article VI Subsection I(iii)(D) shall have the effect of increasing the Preferred Stock Conversion Price to an amount which exceeds the lower of (1) the Preferred Stock Conversion Price on the original adjustment date or (2) the Preferred Stock Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

iv)      As used in this Article VI Subsection I and elsewhere in this Certificate of Designations, capitalized terms shall have the following meanings:

A)      “Additional Shares of Common Stock” shall mean all shares of the Common Stock issued by the Company or deemed to be issued pursuant to this Article VI Subsection I after the Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

(1)      shares of the Common Stock issued or issuable upon conversion of any shares of the Series A Preferred Stock;

(2)      shares of the capital stock of the Company issued in payment of dividends;

(3)      shares of the Common Stock, including options, warrants or other rights to purchase up to such number of shares of the Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Original Issue Date), issued, sold or granted after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the members of the Board;

(4)      shares of the Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(5)      shares of the Common Stock, Series A Preferred Stock or the Series B Preferred Stock issued or issuable pursuant to the exercise of options, warrants or Convertible Securities outstanding as of the Effective Time;

(6)      shares of the Common Stock, Series A Preferred Stock or Series B Preferred Stock and/or options, warrants or other rights to purchase the Common Stock or any preferred stock issued or issuable for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by a majority of the members of the Board;

(7)      shares of the Common Stock, Series A Preferred Stock, or the Series B Preferred Stock issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the members of the Board; and

(8)      any equity securities issued or issuable in connection with strategic transactions involving the Company and other entities approved by a majority of the members of the Board, including (a) joint ventures, manufacturing, marketing or distribution arrangements or (b) technology transfer or development arrangements.

B)      “Aggregate Consideration” shall mean: (1) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company; (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (3) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

C)      “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for shares of the Common Stock, but excluding Options.

D)      “Effective Price” means the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under Article VI Subsection I, into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under Article VI Subsection I, for such Additional Shares of Common Stock.

E)      “Option” means outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

J.       Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Preferred Stock Conversion Price pursuant to the terms of Article VI Subsection I, then, upon the final such issuance, the Preferred Stock Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

K.      Certificate of Adjustment. In each case of an adjustment or readjustment of the Preferred Stock Conversion Price for the number of shares of the Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall either (i) via electronic mail or (ii) mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Effective Price of any such Additional Shares of Common Stock, (iii) the Preferred Stock Conversion Price for the Series A Preferred Stock, at the time in effect, (iv) the number of Additional Shares of Common Stock and (v) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

L.       Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Deemed Liquidation Event or other capital reorganization of the Company, any stock split, combination of shares, reverse stock split, reorganization, recapitalization, or other reclassification affecting the Company’s equity securities (each, a “Recapitalization Event”), any merger or consolidation of the Company with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of the Series A Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by the holders of a majority of the outstanding shares of the Series A Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of the Common Stock (or other securities) shall be entitled to exchange their shares of the Common Stock (or other securities) for securities or other property deliverable upon such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up.

M.      Automatic Conversion.

i)        At any time on or after June[•], 2017 either (A) upon the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock; or (B) immediately prior to the closing of a firmly underwritten initial public offering (involving the listing of the Company’s Common Stock on am Approved Stock Exchange) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), covering the offer and sale of the Common Stock for the account of the Company in which the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least fifty million dollars ($50,000,000) (the “Qualified Initial Public Offering”) (the time immediately prior to such closing or the date and time of the event specified in such vote or written consent is referred to herein as the “Automatic Conversion Time”), (1) all outstanding shares of the Series A Preferred Stock shall automatically be converted into shares of the Common Stock, at the then-effective Preferred Stock Conversion Price, and (2) such shares may not be reissued by the Company. Upon such automatic conversion, any accrued and unpaid dividends on the Preferred Stock shall be paid in accordance with the provisions of Article VI Subsection D.

ii)       The Company shall send to all holders of record of shares of the Series A Preferred Stock written notice of the Automatic Conversion Time and the place designated for mandatory conversion of all such shares of the Preferred Stock pursuant to this Article VI Subsection M. The Company need not send such notice in advance of the occurrence of the Automatic Conversion Time. Upon receipt of such notice, each holder of shares of the Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice, and shall thereafter receive a certificate or certificates for the number of shares of the Common Stock to which such holder is entitled pursuant to this Article VI Subsection M.

iii)      All shares of the Series A Preferred Stock shall, from and after the Automatic Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Automatic Conversion Time, except only the right of the holders thereof to receive shares of the Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted shares of the Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

N.      Fractional Shares. No fractional shares of the Common Stock shall be issued upon conversion of the Series A Preferred Stock. All shares of the Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share, the Company shall round up to the next highest whole number.

O.      Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purpose.

P.      Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of the Common Stock upon conversion of shares of the Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of the Common Stock in a name other than that in which the shares of the Series A Preferred Stock so converted were registered.

VII.    MISCELLANEOUS

A.      Status of Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise reacquired, the shares so redeemed or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series A Preferred Stock.

B.      Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Company, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Company shall execute and deliver new Series A Preferred Stock Certificates.

C.      Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of the Series A Preferred Stock by the affirmative written consent or vote of the holders of at least fifty percent (50%) of the shares of the Series A Preferred Stock then outstanding.

D.      Notices. Any notice required by the provisions of this Certificate of Designations shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 11th day of May, 2017.

HELIX TCS, INC.

By:	/s/ Zachary L. Venegas
Name: Zachary L. Venegas
Title: Chief Executive Officer